UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 4, 2015, Titan International, Inc. (Titan or the Company) held its Annual Meeting of Stockholders (Annual Meeting) for the purposes of:

•	Electing Anthony L. Soave as a director to serve a three-year term.

•	Ratifying the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2015.

•	Approving the reincorporation of the Company from the state of Illinois to the state of Delaware.

•	Approving a non-binding advisory resolution on executive compensation.

•	Considering a stockholder proposal regarding declassifying the Company's board of directors.

Of the 53,779,842 shares of Titan common stock outstanding on the record date, there were a total of 48,126,008 shares of Titan common stock (or 89.49% of total shares outstanding) represented at the Annual Meeting.

Anthony L. Soave was elected as director with the following vote:

	Shares	Shares	Broker
	Voted For	Withheld	Non-Votes
Anthony L. Soave	26,386,096	11,637,738	10,102,174

The following were directors at the time of the annual meeting and continue serving their term as Titan directors:
Richard M. Cashin Jr., Gary L. Cowger, Albert J. Febbo, Peter B. McNitt, Mark H. Rachesky MD, and Maurice M. Taylor Jr.

The appointment of Grant Thornton LLP as the independent registered public accounting firm was ratified by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
47,294,971	299,468	531,569	—

The reincorporation of the Company from the state of Illinois to the state of Deleware was approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
37,302,299	237,872	483,663	10,102,174

The non-binding advisory resolution on executive compensation was approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
26,358,043	11,088,748	577,043	10,102,174

The stockholder proposal regarding declassifying the Company's board of directors was approved by the following vote:

Shares	Shares	Shares	Broker
Voted For	Against	Abstaining	Non-Votes
30,612,038	6,850,133	561,663	10,102,174

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	June 5, 2015	By:	/s/ JOHN HRUDICKA
John Hrudicka
Chief Financial Officer
(Principal Financial Officer)